Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of the FMI Common Stock Fund, Inc. hereby certifies, to such officer’s knowledge, that the report on Form N-CSRS of the FMI Common Stock Fund, Inc. for the period ended March 31, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form N-CSRS fairly presents, in all material respects, the financial condition and results of operations of FMI Common Stock Fund, Inc.

/s/Ted D. Kellner Ted D. Kellner Chief Executive Officer and Chief Financial Officer FMI Common Stock Fund, Inc.
Dated: April 22, 2008

A signed original of this written statement required by Section 906 has been provided by the FMI Common Stock Fund, Inc. and will be retained by the FMI Common Stock Fund, Inc. and furnished to the SEC or its staff upon request.